UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 3, 2005

WALTER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13711

13-3429953

(Commission File Number)

(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard,

Tampa, Florida

33607

(Address of Principal Executive Offices)

(Zip Code)

(813) 871-4811

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

1.             Walter Industries Credit Agreement

On October 3, 2005, Walter Industries, Inc. (the “Company”) entered into a credit agreement (the “Walter Credit Agreement”) with Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents, and the other lenders named therein.  The Walter Credit Agreement provides for a seven-year term loan facility of $450,000,000 and a five-year revolving credit facility of US. $225,000,000. The obligations under the Walter Credit Agreement are secured obligations of the Company and substantially all of the material wholly-owned domestic subsidiaries of the Company other than Mueller Holding Company, Inc., a wholly-owned subsidiary of the Company (“Mueller HoldCo”), and Mueller HoldCo’s subsidiaries.

The Walter Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants.

If an event of default under the Walter Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Walter Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

2.             Mueller Group Credit Agreement

On October 3, 2005, Mueller Group, LLC, a wholly-owned subsidiary of the Company (“Mueller Group”), entered into a credit agreement (the “Mueller Credit Agreement”) with Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.  The Mueller Credit Agreement provides for a seven-year term loan facility of $1,050,000,000 and a five-year revolving credit facility of $145,000,000.  The obligations under the Mueller Credit Agreement are secured obligations of Mueller Group, Mueller HoldCo, Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc., Mueller Group Co-Issuer, Inc., and substantially all of the material wholly-owned domestic subsidiaries of Mueller Group.

The Mueller Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of Mueller Group and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants.

If an event of default under the Mueller Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Mueller Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

1.             Old Walter Industries Credit Agreement

On October 3, 2005, in connection with the consummation of the Merger (as defined in Item 2.01 below), the Company terminated its $500,000,000 credit agreement (the “Old Walter Credit Agreement”), dated as of April 17, 2003, among Bank of America, N.A., as administrative agent and a syndicate of financial institutions as lenders.  The Old Walter Credit Agreement was terminated in connection with the effectiveness of the Walter Credit Agreement as described under Item 1.01 above.

2.             Old Mueller Credit Agreement

On October 3, 2005, in connection with the consummation of the Merger, Mueller Group, Inc. terminated its credit agreement (the “Old Mueller Credit Agreement”), dated as of April 23, 2004, among Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, and a syndicate of financial institutions as lenders.  The Old Mueller Credit Agreement was terminated in connection with the effectiveness of the Mueller Credit Agreement as described under Item 1.01 above.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On October 3, 2005, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2005, among the Company, Mueller Water Products, Inc., DLJ Merchant Banking II, Inc., as the stockholders’ representative, and the Company’s wholly-owned subsidiary, JW MergerCo, Inc. (“MergerCo”), the Company consummated the acquisition of Mueller Water Products, Inc. through the merger of MergerCo into Mueller Water Products, Inc. (the “Merger”).  Mueller Water Products, Inc. was the surviving corporation in the Merger.  On September 22, 2005, the Company contributed United States Pipe and Foundry, Inc., a wholly-owned subsidiary of the Company, to Mueller HoldCo, which was subsequently converted into an Alabama limited liability company, and changed its name to United States Pipe and Foundry, LLC (“U.S. Pipe”).  Immediately following the Merger, Mueller Water Products, Inc. and Mueller Group, Inc., a wholly-owned subsidiary of the Company, were converted into Delaware limited liability companies pursuant to Delaware law (the “Conversions”), and changed their names to Mueller Water Products, LLC (“Mueller Water”) and Mueller Group, LLC, respectively.  Immediately following the Conversions, Mueller HoldCo contributed U.S. Pipe to Mueller Water, which then contributed U.S. Pipe to Mueller Group.

The aggregate purchase price paid for all outstanding shares of common stock, par value $0.01, of Mueller Water Products, Inc. was approximately $928.6 million, subject to the post-closing adjustments specified in the Merger Agreement based on Mueller Water Products, Inc.’s working capital upon the closing of the transaction.  The aggregate purchase price was funded through the use of the Company’s available cash, the Walter Credit Agreement described in Item 1.01, the Mueller Credit Agreement described in Item 1.01, a dividend of $445,000,000 from Mueller Water, and a $20,000,000 loan from Mueller Group to Mueller HoldCo in exchange for a 9% Subordinated Note Due 2013 of Mueller HoldCo.  A copy of the Company’s press release announcing the completion of the Merger has been furnished on a Current Report on Form 8-K filed by the Company on October 3, 2005.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation.

1.                                       Redemption of Second Priority Senior Secured Floating Rate Notes due 2011; Satisfaction and Discharge

On October 3, 2005, Mueller Group delivered a notice of redemption with respect to all of its outstanding Second Priority Senior Secured Floating Rate Notes due 2011 (“Floating Rate Notes”), providing for the redemption of all such Floating Rate Notes on November 2, 2005.  In addition, Mueller Group delivered to Law Debenture Trust Company of New York, the trustee for the Floating Rate Notes, $104,144,236 in trust equal to the principal, premium and interest accruing to the redemption date.  As a result of Mueller Group having called the Floating Rate Notes for redemption and having made the payment into trust, as well as having satisfied certain other procedural requirements, Mueller Group has satisfied and discharged its obligations under the Floating Rate Notes and the related indenture.

2.             Offer to Purchase Discount Notes

The Merger constitutes a “Change of Control” under the terms of the Indenture, dated as of April 29, 2004 (the “Discount Note Indenture”), as amended, among Mueller Water, as issuer, Mueller Water Products Co-Issuer, Inc., as co-issuer, and Law Debenture Trust Company of New York, as trustee, pursuant to which Mueller Water Products, Inc. issued its 14.75% Senior Discount Notes due 2014 (the “Discount Notes”).  Mueller Water announced on October 4, 2005 that it was commencing a tender offer as required by the Indenture, pursuant to which Mueller Water is offering to purchase any and all of the approximately $223 million principal amount at maturity of Discount Notes outstanding at a purchase price equal to 101% of the accreted value of such securities on the settlement date for Discount Notes purchased pursuant to such offer.  The tender offer will expire at 5:00 p.m., New York City time, on November 4, 2005 (unless extended by Mueller Water).

Mueller Water expects to finance the purchase of tendered Discount Notes having an aggregate purchase price of $25,000,000 or less with revolving credit loans drawn under the Mueller Credit Agreement described in Item 1.01 above.  If the aggregate amount of funds necessary to purchase tendered Discount Notes exceeds $25,000,000, the additional funding will be borrowed under a senior bridge facility to be entered into among Mueller Water, the lenders party thereto and Banc of America Bridge LLC, as Administrative Agent, as to which the Company has a commitment letter.

3.             Offer to Purchase Senior Subordinated Notes

The Merger constitutes a “Change of Control” under the terms of the Indenture, dated as of April 23, 2004 (the “Senior Subordinated Note Indenture”), as amended, among Mueller Group, as issuer, Mueller Group Co-Issuer, Inc., as co-issuer, the certain guarantors party thereto and Law Debenture Trust Company of New York, as trustee, pursuant to which Mueller Group, Inc. issued its 10% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”).  Mueller Group announced on October 4, 2005 that it was commencing a tender offer as required by the Indenture, pursuant to which Mueller Group is offering to purchase any and all of the approximately $315 million principal amount at maturity of Senior Subordinated Notes outstanding at a purchase price equal to 101% of the principal amount of such securities plus accrued and unpaid interest to the settlement date for Senior Subordinated Notes purchased pursuant to such offer.  The tender offer will expire at 5:00 p.m., New York City time, on November 4, 2005 (unless extended by Mueller Group).

Mueller Group expects to finance the purchase of tendered Senior Subordinated Notes having an aggregate purchase price of $25,000,000 or less with revolving credit loans drawn under the Mueller Credit Agreement described in Item 1.01 above.  If the aggregate amount of funds necessary to purchase tendered Senior Subordinated Notes exceeds $25,000,000, the additional funding will be borrowed under a senior subordinated bridge facility to be entered into among Mueller Group, the lenders party thereto and Banc of America Bridge LLC, as Administrative Agent, as to which the Company has a commitment letter.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements Of Businesses Acquired.

All required financial statements with respect to Mueller Water Products, Inc. will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this report is required to be filed.

(b)   Pro Forma Financial Information.

All required pro forma financial information with respect to Mueller Water Products, Inc. will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this report is required to be filed.

(d)   Exhibits

10.1

Credit Agreement, dated as of October 3, 2005, among Walter Industries, Inc., Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents, and the other lenders named therein.

10.2

Credit Agreement, dated as of October 3, 2005, among Mueller Group, LLC, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Senior Vice President,
General Counsel and Secretary

Date: October 5, 2005

WALTER INDUSTRIES, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 3, 2005, among Walter Industries, Inc., Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents, and the other lenders named therein.

10.2

Credit Agreement, dated as of October 3, 2005, among Mueller Group, LLC, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.